UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 27, 2022

Coupa Software Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-37901	20-4429448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1855 S. Grant Street
San Mateo, CA 94402
(Address of principal executive offices, including zip code)
(650) 931-3200
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	COUP	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On July 27, 2022, the independent members of the Board of Directors (the “Board”) of Coupa Software Incorporated (the “Company”), upon recommendation of the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee” and the “administrator”), approved a special equity incentive grant (the “Special Award”) to Rob Bernshteyn, our chief executive officer (“CEO”), effective as of July 28, 2022 (the “Grant Date”). The Special Award contains a significant at-risk performance element and is designed to incentivize Mr. Bernshteyn to drive the Company’s strategic growth and long-term value creation and ensure retention and leadership continuity in the next phase of the Company’s growth.

The Special Award is in lieu of any future equity awards to Mr. Bernshteyn for the next five years, until fiscal 2028. Additionally, the termination provisions generally require Mr. Bernshteyn to continue to serve as the Company’s CEO for at least three years for any tranche of the PSUs, or for any portion of the RSUs, to vest.

The Special Award has a full grant date value of approximately $63.7 million, assuming all performance and service conditions are satisfied. The Special Award is comprised of two components: (i) an award of 585,000 performance-based restricted stock units (the “PSUs”), with vesting contingent on achieving stock price and subscription revenue growth milestones and a three-year service-based requirement, and (ii) 390,000 time-based restricted stock units (the “RSUs”) that vest over a five-year period, as described below.

Aligned with Stockholder Interests

The Compensation Committee and the Board, after consultation with the Compensation Committee’s independent compensation consultant, believe that the Special Award aligns Mr. Bernshteyn’s interests with those of the Company’s stockholders and will motivate him to create significant long-term value. If the Company were to achieve the PSUs’ highest subscription revenue growth level and share price goal of $244.00, that performance would reflect approximately $14 billion in incremental stockholder value growth compared to the market capitalization on the Grant Date.

The Board and the Compensation Committee believe that, because the Special Award represents only approximately 1.29% of the Company’s common stock outstanding on the Grant Date, the dilutive effect on stockholders is reasonable given the increase in stockholder value that would be created by achievement of the performance milestones.

Factors Considered in Designing the Special Award

In determining the appropriateness of granting the Special Award, the Board and the Compensation Committee reviewed the relevant market benchmarks prepared by the Compensation Committee’s independent compensation consultant and considered, among other factors, the following:

•The significant value expected to be generated for stockholders, if the performance goals are achieved;
•The value of other equity incentives currently held by Mr. Bernshteyn (including amounts unvested);
•The value of similar equity awards granted for above-and-beyond effort in recent years to chief executive officers of other publicly traded companies that have a similar industry focus; and
•The blend of industry experience and knowledge that Mr. Bernshteyn brings to the Company and importance of his strategic contributions and demonstrated leadership for the successful execution of the Company’s growth strategy.

Material Terms of the PSUs

The PSUs provide Mr. Bernshteyn an opportunity to earn up to a maximum of 585,000 shares in six equal tranches within a five-year performance period starting on the Grant Date and ending on the five-year anniversary of the Grant Date (the “Performance Period”), subject to achieving both the pre-determined, quantitative share price goals (“Share Price Goals”) and subscription-based revenue goals (“Subscription Revenue Goals” and, together with the Share Price Goals, the “Performance Metrics”).

Notwithstanding any earlier achievement of the Performance Metrics, to support long-term retention, no portion of the PSUs will vest unless Mr. Bernshteyn continues to serve as our CEO through the third anniversary of the Grant Date, except in limited circumstances related to Mr. Bernshteyn’s death or permanent disability, termination without cause or for good reason or a change in control of the Company, as described in more detail below.

The Subscription Revenue Goal and Share Price Goal for a particular tranche may be achieved at different points in time and in any order, provided that each tranche of PSUs will be earned upon the later of the applicable Performance Metric determined to be achieved. Subject to any applicable recoupment provisions and forfeiture terms described in the PSU award agreement, once a goal is achieved, it is forever deemed achieved for purposes of determining the vesting of a tranche.

Under the terms of the Special Award, there is no automatic full acceleration of the PSUs upon a “change in control.” Rather, in connection with a change in control, the service condition will be deemed satisfied with respect to any outstanding PSUs. With regard to the Performance Metrics, the Subscription Revenue Goal will be disregarded, and achievement of the Share Price Goal will be measured using the per share common stock price received by the stockholders in the change in control, applying linear interpolation if achievement falls between two Share Price Goals. Any PSUs that are earned in connection with a change in control, and any outstanding PSUs earned prior to the change in control, will vest in connection with the change in control (to the extent not previously vested), and any unearned PSUs will be forfeited, unless continued, assumed or substituted in connection with certain changes in control.

In the event Mr. Bernshteyn ceases to serve as our CEO due to his death or permanent disability, by action of the Company other than for cause or by reason of his resignation for good reason, in each case, prior to the third anniversary of the Grant Date and prior to a change in control, the service condition will be deemed satisfied with respect to any outstanding PSUs, and the administrator will determine whether the Performance Metrics applicable to each tranche have been achieved (to the extent not previously achieved). If the administrator determines that the Performance Metrics applicable to a tranche of PSUs have been achieved prior to Mr. Bernshteyn ceasing to serve as our CEO for the reasons described in the previous sentence, such PSUs will be deemed vested as of the date he ceases to serve as our CEO. If Mr. Bernshteyn ceases to serve as our CEO other than due to his death or permanent disability, by action of the Company other than for cause or by reason of his resignation for good reason, in each case, prior to the third anniversary of the Grant Date and prior to a change in control or for cause at any time during the Performance Period, then all outstanding PSUs will be forfeited regardless of whether applicable Performance Metrics had been satisfied and regardless of whether his service with the Company continues in a capacity other than as the CEO of the Company.

In the event the Company engages in any material acquisitions or divestitures during the Performance Period, the Performance Metrics (to the extent not previously achieved) may be adjusted by the administrator in its reasonable, good faith discretion in an effort to prevent diminution or enlargement of the benefits under the PSUs. Without limiting the Board’s discretion to adjust the Performance Metrics in the event of a material acquisition or divestiture, it is expected that the Subscription Revenue Goal would be increased or decreased, as applicable, by the trailing four-quarter subscription revenue of the business subject to such acquisition or divestiture, and the Share Price Goal would be recalculated based on the adjusted Subscription Revenue Goal.

Material Terms of the RSUs

The RSUs vest 60% on June 20, 2025, an additional 20% on June 20, 2026 and the remaining 20% on June 20, 2027, subject to Mr. Bernshteyn’s continued service as our CEO from the Grant Date through each applicable vesting date.

Except in connection with certain terminations, no interim vesting opportunities are provided prior to the approximately three-year anniversary of the Grant Date to support retention and alignment with long-term stockholder interests.

Notwithstanding the foregoing, in the event Mr. Bernshteyn ceases to serve as our CEO due to his death or permanent disability, by action of the Company other than for cause, or by reason of his resignation for good reason, a pro rata portion of the RSUs will vest based on the number of days elapsed from the Grant Date or, if he ceases to serve as our CEO after the first vesting date, the vesting date immediately preceding such cessation of service, through the date on which he no longer serves as our CEO. If Mr. Bernshteyn’s employment is terminated without cause or due to good reason, in either case, within three months prior to or 12 months following a change in control, the RSUs will accelerate vesting in full in accordance with Mr. Bernshteyn’s amended and restated severance and change of control agreement with the Company. Any accelerated vesting of the RSUs upon a termination of employment described in this paragraph is subject to Mr. Bernshteyn’s execution of a release of claims.

The PSUs and RSUs were granted under the Company’s 2016 Equity Incentive Plan and are memorialized in individual award agreements. Cause, good reason and change in control have the meanings given to them in Mr. Bernshteyn’s amended and restated severance and change in control agreement with the Company, which is filed as exhibit 10.1 to the Company’s Form 10-Q filed with the Securities and Exchange Commission on December 3, 2019.

The foregoing summary of the terms and conditions of the PSUs and RSUs set forth above do not purport to be complete and are qualified in their entirety by reference to the provisions of the Company’s 2016 Equity Incentive Plan and the applicable forms of award agreements, copies of which have been or will be filed as an exhibit to the Company’s Quarterly Reports on Form 10-Q.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements. All statements other than statements of historical facts (including statements relating to the intended effects of the Special Award and the potential achievement by the Company of subscription revenue and share price goals or satisfaction by the CEO of service-based conditions that are necessary for the Special Award to vest) are forward-looking statements. These forward-looking statements are based on the Company’s current expectations regarding future events and trends, including with respect to incentivizing the CEO, and the Company’s financial condition and results of operations.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those expectations, including, without limitation: the Company is subject to macroeconomic uncertainties driven by the war in Ukraine, inflation (and the Federal Reserve’s interest rate increases aimed at reducing inflation rates) and the COVID-19 pandemic; the Company has a limited operating history at its current scale, which makes it difficult to predict its future operating results; the Company may not be able to manage its recent rapid growth effectively; risks related to past and future business acquisitions, including their integration with the Company’s existing business model, operations and culture; if the Company is unable to attract new customers, the growth of its revenues will be adversely affected; because its platform is sold to large enterprises with complex operating environments, the Company encounters long and unpredictable sales cycles; the markets in which the Company participates are intensely competitive; the Company’s business depends in part on its customers renewing their subscriptions and purchasing additional subscriptions; the Company may not be successful in expanding its sales efforts or developing widespread brand awareness in a cost-effective manner; the actual performance of the recipient of the Special Award, including any external or internal factors that may affect such performance; the Company’s strategies, including in connection with any changes in control, acquisitions, assets sales, and personnel decisions or policies; risks and liabilities related to breach of its security measures or unauthorized access to customer data; and the impact of foreign currency exchange rates and global economic conditions.

These and other risks and uncertainties that could affect the Company’s future results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on June 7, 2022, which is available at investors.coupa.com and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other periodic filings Coupa makes with the SEC.

The forward-looking statements in this release reflect the Company’s expectations as of the date hereof. The Company undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coupa Software Incorporated

	By:	/s/ Jon Stueve
Jon Stueve
Dated: August 1, 2022		Chief Legal Officer